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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported) June 30, 1997



                 STANLEY FURNITURE COMPANY, INC.
     (Exact name of registrant as specified in its charter)



    Delaware                0-14938               54-1272589
(State or other            (Commission           (IRS Employer
 jurisdiction               File Number)      Identification No.)
of incorporation)


1641 Fairystone Park Highway, Stanleytown, Virginia      24168
     (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:(540)627-2000










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ITEM 5.     OTHER EVENTS

     On June 30, 1997, the Company repurchased 750,000 shares of its Common Stock, $.02 par value, from the ML-Lee Acquisition Fund, L.P. and certain affiliates (the "Lee Fund Shares") at a purchase price of $20 per share. The Company's press release announcing the approval by the Company's Board of Directors of the purchase is included as Exhibit 99.1 hereto and is incorporated herein by reference.

     In connection with the repurchase of the Lee Fund Shares, the Thomas H. Lee Company agreed to reduce the fees payable to it under its existing management agreement with the Company from $180,000 to $90,000 per year. Also the Lee Fund and affiliated parties agreed to eliminate one of the demand registrations available to them under their existing registration rights agreement with the Company.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     (c)    Exhibits

            The following exhibits are filed as a part of this report.

            4.1 Letter Agreement, dated June 16, 1997, to Note Agreements, dated February 15, 1994 and June 29, 1995, between the Registrant and The Prudential Insurance Company of America.

            99.1    Press release dated June 24, 1997.

            99.2 Stock Purchase Agreement, dated as of June 27, 1997 among the Registrant and the Selling
                    Stockholders named therein.

            99.3 Amendment No. 1, dated as of June 27, 1997, to Registration Rights Agreement, dated as of November 9, 1992, by and among the Registrant, ML-Lee Acquisition Fund, L.P., ML-Lee Acquisition Fund II, L.P., ML-Lee Acquisition Fund (Retirement Accounts) II, L.P., Lee Stock-holders (as defined therein) and Management Stockholders (as defined therein).

            99.4 Amendment No. 3, dated as of June 27, 1997, between the Company and the Thomas H. Lee Company to the Management Agreement, dated September 29, 1988, among the Company's predecessors and the Thomas H. Lee Company.



            99.5 Third Amendment, dated as of June 24, 1997, to the Second Amended and Restated Revolving Credit Facility and Term Loan Agreement dated February 15, 1994 between the Registrant, National Canada Finance Corp., and the National Bank of Canada.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                STANLEY FURNITURE COMPANY, INC.



     July 9, 1997               By:/s/Albert L. Prillaman
         Date                   Albert L. Prillaman
                                President, Chief Executive Officer,
                                and Chairman of the Board